ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080413207-27
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/19/2008 12:03 PM
	Entity Number E0241412006-0

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

White Dental Supply, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 Common at $0.001 par value
100,000,000 Preferred at $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 Common at $0.001 par value
100,000,000 Preferred at $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Eight new shares of common stock will be issued to the holder of each existing share of common stock that is outstanding, resulting in a total of nine post Stock Split shares for each pre-Stock Split share outstanding on the record date.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date of filing (optional): 6/18/08 (must not be later than 90 days after the certificate is filed)

8. Officer Signature: X Nancy White President
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.